Exhibit 99.1
For immediate release	For Further Information:
David E. Bowe, President & CEO, Ascendant Solutions, Inc.
(972) 250-0903

Ascendant Solutions Announces Distribution From Real Estate Partnership

Dallas (January 3, 2006) - Ascendant Solutions, Inc. (ASDS.OB) (“Ascendant”) announced today that it received a distribution of approximately $680,000 on December 31, 2005 from Fairways 03 New Jersey, LP (“Fairways NJ”).  Ascendant is a limited partner in Fairways NJ.  The distribution represents Ascendant’s share in the profit from the sale of a single tenant commercial real estate property interest, the sole asset held by Fairways NJ, which had been acquired in December 2003. In addition to the distribution, cash of $161,000, representing Ascendant’s share of the total escrow, is being held in escrow to fund any amounts owed by Fairways NJ to the purchaser, including any amounts owed for standard representations & warranties under the sale agreement.  The balance of the escrow account, if any, will be released in January 2007.  Since the date of the property interest acquisition, Ascendant has received cumulative cash distributions of approximately $1,280,000 on its initial investment of $145,000 in Fairways NJ.

David Bowe, President & CEO of Ascendant remarked, “We are pleased to have realized a meaningful return for our shareholders on this transaction.  We are continuing our search for additional investment and acquisition opportunities that will provide positive returns and enhance shareholder value.”

About Fairways 03 New Jersey, LP
Fairways 03 New Jersey, LP is a special purpose real estate limited partnership whose sole asset was an interest in a single tenant commercial building held for investment purposes. Fairways 03 New Jersey, LP is managed by Fairways Equities, which is a net leased real estate investor with expertise in real estate, real estate finance, accounting/tax and corporate finance. Fairways Equities is managed by James Leslie, Brant Bryan, Cathy Sweeney and David Stringfield, who are also shareholders of Ascendant.

About Ascendant Solutions, Inc.
Ascendant Solutions, Inc. is a publicly traded diversified financial services company (ASDS.OB) based in Dallas, Texas, with investments in healthcare, real estate, and manufacturing industries. The company seeks to invest in, or acquire, manufacturing, distribution or service companies, and conducts various real estate activities, performing real estate advisory services for corporate clients, and, through an affiliate, purchase real estate assets as a principal. Ascendant Solutions, Inc. was named to the Dallas Morning News’“D-FW Top 200”, a listing of the top 200 public companies in the metroplex, achieving a rank of 152 out of 200. In addition, it achieved other distinctions on the list, including being listed as the #1 Revenue Gainer (by percentage gained) and #9 in Total Return to Stockholders.

Further information can be found at www.ascendantsolutions.com.

"Safe Harbor" Statements Under the Private Securities Litigation Reform Act of 1995

This news release includes certain forward-looking statements. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, projections, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. All forward-looking statements included in this press release are based on information available to us on the date hereof. Such statements speak only as of the date hereof. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include, but are not limited to our ability to find investment or acquisition opportunities that will provide a positive return and our ability to satisfy the representations and warranties and receive the cash held in escrow. Additional risk factors are included in Ascendant Solutions, Inc.’s filings with the U. S. Securities and Exchange Commission, including its Form 10-K.